UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2021

Foresight Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40043	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2045 W. Grand Avenue, Ste. B, PMB 82152 Chicago, IL	60612
(Address of principal executive offices)	(Zip Code)

(312) 882-8897

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	FOREU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FORE	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FOREW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Subscription Agreements with Certain Investors

On November 19, 2021, Foresight Acquisition Corp., a Delaware corporation (“Foresight”), entered into a Consent and Amendment to Subscription Agreement (each, a “Consent and Amendment to Subscription Agreement”) to the subscription agreements entered into on May 25, 2021 (the “Subscription Agreements”) with certain investors representing approximately $203.7 million of the approximately $208.7 million aggregate value of shares of Class A common stock (“Class A Common Stock”) of Foresight committed to be purchased in a private placement (the “PIPE”) in connection with the closing of the transactions contemplated by the Merger Agreement (defined below). Pursuant to the Consent and Amendment to Subscription Agreements, these investors agreed under the corresponding Subscription Agreements to extend the date by which the transactions contemplated by the Merger Agreement must be consummated from November 25, 2021 to December 8, 2021 and consented to a corresponding amendment to the Merger Agreement with respect to such extension.

All other material terms of the Subscription Agreements, as amended, remain unchanged. The preceding summary is qualified in its entirety by reference to the form of the Consent and Amendment to Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Merger Agreement

On November 21, 2021, Foresight, P3 Health Group Holdings, LLC, a Delaware limited liability company (“P3”), and FAC Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Foresight (“Merger Sub”), entered into the First Amendment to Merger Agreement (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger, dated as of May 25, 2021, by and among Foresight, P3 and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement Amendment, the date by which the closing of the transactions contemplated by the Merger Agreement must occur was extended from November 25, 2021 to December 8, 2021.

All other material terms of the Merger Agreement, as amended, remain unchanged. The preceding summary is qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 18, 2021, Foresight convened its special meeting of Foresight stockholders (the “Special Meeting”) in connection with the transactions contemplated by the Merger Agreement and the Transaction and Combination Agreement as described in the proxy statement filed by Foresight with the Securities and Exchange Commission on October 28, 2021 (the “Proxy Statement”) and mailed to Foresight’s stockholders. Present at the Special Meeting were holders of 27,137,230 shares of Class A Common Stock in person or by proxy, representing 67.2% of the voting power of the Class A Common Stock as of October 8, 2021, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 40,363,750 shares of Class A Common Stock issued and outstanding.

The sole proposal that was presented at the Special Meeting was the “Stockholder Adjournment Proposal”—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the stockholder proposals. The stockholders approved the Stockholder Adjournment Proposal. The voting results were as follows:

Votes For	Votes Against	Abstentions
24,792,172	2,290,958	54,100

The Special Meeting was adjourned to 7:00 a.m. Central Time on Wednesday, November 24, 2021. Foresight intends to convene the Special Meeting on November 24, 2021 and then further adjourn the Special Meeting to 7:00 a.m. Central Time on Friday, December 3, 2021 to provide Foresight and P3 additional time to file a proxy supplement and to provide Foresight’s stockholders additional time to review and consider the information to be set forth therein. The proxy supplement will contain revised Unaudited Pro Forma Financial Statements reflecting changes related to the previously disclosed determination that the business combinations should be accounted for as a business combination using the acquisition method of accounting rather than as a reverse recapitalization as currently provided for in the Unaudited Pro Forma Financial Statements contained in the Proxy Statement. As previously disclosed, these changes will have no impact on the historical financial statements of P3 or Foresight that were included in the Proxy Statement. Foresight expects to file the proxy supplement on or about Monday, November 29, 2021.

Item 8.01	Other Events.

In connection with the anticipated further adjournment of the Special Meeting described above, Foresight stockholders will be able to continue to change their redemption election on or prior to 5:00 p.m., Eastern Time, on Wednesday, December 1, 2021. As of 5:00 p.m., Eastern Time, on November 16, 2021, the initial expiration of the redemption period, Foresight had received notice that holders of its Class A Common Stock elected to redeem approximately 27.6 million shares, or approximately 87% of the shares that were eligible for redemption, for an aggregate redemption price of approximately $276 million. Since that time, as of November 19, 2021, Foresight has received net revocations for approximately 7.9 million shares. As a result of the extension of the redemption period, the final number of redeemed shares is subject to change.

A condition to P3’s obligation to consummate the transactions contemplated by the Merger Agreement is that after giving effect to the exercise of redemption rights, the sale of the additional shares of Class A Common Stock in the PIPE or the sale of any other securities by Foresight and the payment of Foresight’s expenses, fees and costs related to the Merger Agreement, the amount of cash held by Foresight and Merger Sub (“Available Cash”) equals at least $400 million. Based on the level of redemptions, P3’s board of managers has elected to lower the required amount of Available Cash from $400 million to $200 million. This reduction of Available Cash will not impact the $180 million of cash to be added to the balance sheet of the post-combination company as a result of the transactions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	First Amendment to Merger Agreement, dated as of November 21, 2021, by and among Foresight, Merger Sub and P3.

10.1	Form of Consent and Amendment to Subscription Agreement.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: Chief Executive Officer

Date: November 22, 2021